Exhibit 10.7

OPERATING AGREEMENT

OF

MVP MINNEAPOLIS ORPHEUM LOTS, LLC

THIS OPERATING AGREEMENT (this “Agreement”), is effective as of January 4th 2016, by and among MVP REAL ESTATE HOLDINGS, LLC, a Nevada limited liability company (“MVP I”) and MVP REIT, II INC., a Maryland corporation (“MVP II”)(MVP I, together with MVP II are hereinafter collectively referred to as the “Members”). The Members are Members of MVP MINNEAPOLIS ORPHEUM LOTS, LLC (the “Company”).

For the consideration of their mutual covenants set forth below, the Members agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” means Chapter 332B of the Limited Liability Company Act of the Minnesota Statutes, as amended from time to time.

“Additional Capital Contributions” means the additional contributions to the capital of the Company described in Section 3.2.

“Agreement” means this written limited liability company agreement, as originally executed and as amended or restated from time to time.

“Assignee” means a Person who acquires an Interest in the Company but who has not been admitted as a Substitute Member.

“Capital Account” means as defined in Section A.1 of Appendix 1.

“Capital Contribution” means any contribution to the capital of the Company whenever made.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision on provisions of succeeding law.

“Company” means MVP Minneapolis Orpheum Lots, LLC.

“Covered Person” means a Member, a Manager, or any Person that directly or indirectly controls or is controlled by the Company.

“Family Member” means with respect to a transferor of an Interest who is a natural person, such Person’s spouse, parent, grandparent, son, son-in-law, daughter, daughter- in-law, brother, brother-in-law, sister, or sister-in-law.

“Gross Asset Value” means as defined in Section A.1 of Appendix 1.

“Individual Members” means the Members.

“Interest” in the Company shall mean the economic rights of a Member and their permitted assignees and successors to share in distributions of cash and other property from the Company pursuant to the Act and this Agreement, together with their distributive share of the Company’s net income or loss for federal and state income taxes.

“Losses” means as set forth in Section A.1 of Appendix 1.

“Majority in Interest” means those Members owning a simple majority of the Interests in the Company.

“Manager(s)” means MVP Realty Advisors, LLC, a Nevada limited liability company. Except as otherwise provided in this Agreement, each Manager shall have all of the powers and authority exercisable by a Manager under the Act.

“Member” means (a) the Members until such time, if any, that any such Person becomes a Withdrawn Member, (b) any Person acquiring an Interest directly from the Company in accordance with this Agreement until such time, if any, that any such Person becomes a Withdrawn Member, and (c) any Person who acquires an Interest in the Company in a Permitted Transfer and who is deemed, or is admitted as, a Substitute Member until such time, if any, that such Person becomes a Withdrawn Member.

“Net Cash Flow” means, with respect to any period, the Company’s gross receipts, reduced by the portion thereof used to pay or establish reserves for all Company expenses, debt payments and accrued interest, contingencies, and proposed acquisitions, all as determined in the sole discretion of the Manager(s). “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances.

“Percentage Interest” means the percentage interests in the Profits and Losses of this Company. The Percentage Interests are set forth on Exhibit A attached hereto.

“Permitted Transfer” means as defined in Section 11.2.

“Person” means any individual, firm, corporation, partnership, limited liability company, association or other legal entity.

“Profits” means as defined in Section A.1 of Appendix 1.

“Substitute Member” means a Person who acquires an Interest from a Member and who satisfies all of the conditions of Section 11.6.

“Taxing Jurisdiction” means any state, local, or foreign government that collects tax, interest, and penalties, however designated, on any Member’s share of income or gain attributable to the Company.

“Transfer” means when used as a noun, any voluntary or involuntary sale, assignment, gift, transfer, or other disposition and when used as a verb, voluntarily or involuntarily to sell, assign, gift, transfer, or otherwise dispose of.

“Treasury Regulations” means the Regulations issued by the Treasury Department under the Code.

“Withdrawal Event” means with respect to a specified Person the death, retirement, resignation, expulsion, bankruptcy, or dissolution of such Person.

“Withdrawn Member” means a Member following the occurrence of a Withdrawal Event with respect to such Member.

ARTICLE II

FORMATION OF THE LIMITED LIABILITY COMPANY

2.1 General. The Members hereby form the Company in accordance with the Act and the terms of this Agreement, effective upon the filing of the Articles of Organization for the Company with the Secretary of State of Minnesota.

2.2 Name. The name of the Company shall be “MVP MINNEAPOLIS ORPHEUM LOTS, LLC” and the business of the Company shall be carried on in this name with such variations and changes as the Manager(s) in their sole discretion deem necessary or appropriate to comply with requirements of the jurisdictions in which the Company’s operations shall be conducted.

2.3 Purposes and Powers. The general purpose of the Company shall be to acquire, own, operate, manage, lease and/or dispose of those two certain parking lots located at 1022 Hennepin Avenue, Minneapolis, Minnesota and 41 10th Street North, Minneapolis, Minnesota. The Company may also engage in activities and transactions which are necessary or advisable to accomplish those purposes. The Company may engage in and do any act concerning any or all lawful businesses for which limited liability companies may be organized under Minnesota law. The Company shall have all of the powers permitted by law. Nothing contained herein shall be deemed in any way or manner to prohibit or restrict the right or freedom of any Member separately, as a separate entity apart from Company, to conduct any business or activity whatsoever (“Outside Activities”).

2.4 Registered Office. The Company’s principal office shall be located 8880 W. Sunset Road, Suite 200, Las Vegas, Nevada 89148. The Manager(s) shall be authorized to change the location of the registered office of the Company as long as the change is authorized under the Act and the Manager(s) provide notice of such change to all of the Members.

2.5 Registered Agent. The registered agent for service of process on the Company in the State of Minnesota is                     .

2.6 Term. The term of the Company commenced on the filing of the Articles of Organization for the Company and shall not expire except in accordance with the provisions of Article XII of this Agreement or in accordance with the Act.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1 Capital Contributions. The Members of the Company shall each contribute to the capital of the Company the amount described in Exhibit A.

3.2 Additional Capital Contributions. The Members shall be required to make Additional Capital Contributions only in the amounts and at the time(s) that the Manager(s), in their reasonable discretion, shall deem necessary for the conduct of the business of the Company.

3.3 Use of Capital Contributions. All Capital Contributions shall be expended in furtherance of the business of the Company. Capital Contributions shall not be commingled with the funds of any other Person or entity, except that the funds may be deposited in an account in the name of the Company in a bank or other financial institution as the Manager(s) shall deem appropriate.

3.4 No Interest on Capital Contributions. No interest shall accrue on any Capital Contributions made to the Company.

3.5 No Unauthorized Withdrawals of Capital Contributions. No Member shall have the right to withdraw or to be repaid any of such Member’s Capital Contributions so made, except as specifically provided in this Agreement.

3.6 Return of Capital. Except as otherwise provided in this Agreement, no Member shall be entitled to the return of the Member’s Capital Contributions to the Company. Further, it is expressly provided that the Manager(s) shall have no personal liability for the repayment of the Capital Contributions made by any Member, it being agreed that any return of capital or Profits made pursuant to this Agreement shall be made solely from the assets of the Company.

ARTICLE IV

MANAGEMENT

4.1 Management by Manager - General. The business and affairs of the Company shall be managed by its designated Manager(s). Other than those rights and powers expressly reserved to Members by this Agreement, the Manager(s) shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, and to take all such actions as the Manager(s) deem necessary or expedient to accomplish the purposes of the Company. The Manager(s) shall act in good faith and in a manner that the Manager(s) reasonably believes to be in the best interests of the Company and its Members. All actions taken by a Manager shall require the consent of all Managers.

4.2 Delegation of Powers and Responsibilities. The Manager(s) shall be authorized to delegate such powers and responsibilities as they may deem appropriate for the efficient operation of the business of the Company.

4.3 Management Powers and Responsibilities. Without limiting the generality of Section 4.1, but subject to the provisions of Section 4.4 and any other provision in this Agreement, the Manager(s) shall have power and authority, on behalf of the Company:

(a) To open accounts in the name of the Company with banks and other financial institutions and designate and remove from time to time, at the discretion of the Manager(s), all signatories on such bank accounts;

(b) To purchase policies of comprehensive general liability insurance and to purchase such other insurance coverage as the Manager(s) shall determine to be necessary or desirable to insure the Members or to protect the Company’s assets;

(c) To execute on behalf of the Company all instruments and documents including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, and any other instruments or documents necessary, in the opinion of the Manager(s), to the conduct of the business of the Company;

(d) To employ accountants, legal counsel, managing agents, other experts, and independent contractors to perform services for the Company and to compensate them from Company funds;

(e) Subject to Section 10.1, to admit new Members to the Company;

(f) As otherwise provided in this Agreement, to borrow money from banks, other lending institutions, or the Members, on such terms as the Manager(s) deems appropriate, and in connection therewith to encumber and grant security interests in the assets of the Company to secure payments of the borrowed sum;

(g) Except as otherwise provided in this Agreement, to pay or cause to be paid incentive compensation to any Member or the Manager(s), including, without limitation, incentive compensation in the form of revenues derived by the Company, bonuses and profit sharing;

(h) To acquire by purchase, lease, or otherwise, any real or personal tangible property;

(i) To acquire by purchase, lease, or otherwise, any intangible property;

(j) To prepay, refinance, increase, modify, or extend any liabilities of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of the property or assets of the Company;

(k) To comply with, or cause to be complied with, all provisions of the Act governing the administration of a limited liability company, including but not limited to, filing with the Minnesota Secretary of State any required and necessary amended Articles of Organization; and

(l) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

4.4 Certain Actions Requiring the Consent of a Majority in Interest of the Members. Notwithstanding any other provisions of this Agreement relating to the authority of the Manager(s), the following actions shall require the consent of a Majority in Interest of the Members:

(a) Actions subject to Section 13.3, to amend this Agreement;

(b) To sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan;

(c) To enter into any joint venture investment with any other Person;

(d) To merge the Company with or to consolidate the Company with any other entity, or otherwise cause the Company to participate in any reorganization with any other entity;

(e) To name additional Managers of the Company;

(f) To dissolve the Company as set forth in Section 12.1(a) hereof; and

(g) To file a voluntary petition in bankruptcy, or appoint a receiver for the Company.

If the vote of a Majority in Interest of the Members cannot be reached on any action pursuant to this Section 4.5, such inability to achieve a vote of a Majority in Interest of the Members shall be considered a “Dispute” and the dispute resolution process set forth in Section 13.15 hereof shall apply.

4.5 Affirmative Manager(s) Responsibilities. Notwithstanding any other provision(s) in this Agreement, the Manager shall be required to perform or cause to be performed the following functions:

(a) Maintain adequate records and books of accounts;

(b) Maintain sufficient insurance customary to the operations carried on by the Company;

(c) Comply with all applicable laws and obtain all permits necessary to conduct the Company’s business; and

(d) Comply with the terms of all material agreements entered into by the Company.

4.6 Prohibited Acts. Neither the Manager(s) nor any officer or agent of the Company shall have authority to do any of the following acts on behalf of the Company:

(a) Possess property of the Company, or assign rights in property of the Company for other than a purpose of the Company;

(b) Commingle the funds of the Company with those of any other Person;

(c) Knowingly perform any act that contravenes the provisions of this Agreement;

(d) Knowingly take any action that is inconsistent with achieving the purposes of the Company, except as otherwise provided in this Agreement;

(e) Knowingly perform any act that would subject any Member to personal liability commensurate with that of a general partner of a general partnership; or

(f) Possess property of the Company, or assign rights in property of the Company for other than a purpose of the Company.

4.7 Reliance Upon Actions by a Manager(s). Any Person dealing with the Company may rely without any duty of inquiry upon any action taken by a Manager(s) on behalf of the Company. Any and all deeds, bills of sale, assignments, mortgages, deeds of trust, security agreements, promissory notes, or other contracts or instruments executed by a Manager(s) on behalf of the Company shall be binding upon the Company, and all of the Members agree that a copy of this provision may be shown to the appropriate parties in order to confirm the same. Without limiting the generality of the foregoing, any Person dealing with the Company may rely upon a certificate or written statement signed by a Manager(s) as to:

(a) The identity of the Manager(s) or any Member;

(b) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Manager(s) or that are in any other manner germane to the affairs of the Company;

(c) The Persons who are authorized to execute and deliver any instrument or documents on behalf of the Company; or

(d) Any act or failure to act by the Company on any other matter whatsoever involving the Company, or any Member.

4.8 Initial Manager(s), Number, Tenure, and Qualifications. There shall initially be one (1) Manager. The initial Manager shall be MVP Realty Advisors, LLC. The Manager(s) shall hold office until the earlier of his death, resignation, or removal. If a Manager dies, resigns or is removed from office, or any vacancy occurs, any replacement Manager shall be appointed by the party who appointed such Manager. A Manager shall not be required to be a resident of the State of Minnesota, nor be a Member of the Company.

4.9 Resignation. A Manager may resign at any time by delivering written notice to all of the Members. The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall not affect the Manager’s rights and liabilities as a Member, if applicable.

4.11 Removal. A Manager may be removed from office without cause by the unanimous consent of all the Members. A Manager may be removed “for cause” by the vote of a Majority-in-Interest of the Members. For cause shall be defined as (a) the indictment of, or filing of criminal information against, a Manager or conviction of a Manager, for a felony, or gross misdemeanor for any crime involving money or other property of the Company or any crime involving moral turpitude; (b) a Manager engages in a violation of any statute, rule, regulation or company policy, that in the reasonable belief of the Company could expose the Company to potential legal liability; (c) a Manager’s misappropriation of any material funds or property, commission of fraud or embezzlement, or any material act or omission or (d) the loss by a Manager of his license to practice accountancy in the state of Minnesota.

4.12 Vacancies. Any vacancy occurring for any reason in the office of Manager shall be filled as set forth in Section 4.8 of this Agreement.

4.13 Independent Activities. Neither this Agreement nor any obligation undertaken pursuant hereto shall prevent a Manager from engaging in any activities that he chooses, or require a Manager to permit the Company or any Member to participate in such activities. The foregoing shall also apply with respect to the activities of any officer, employee, or agent of the Company except to the extent prescribed by the Manager.

4.14 Exculpation and Indemnification of Manager(s).

(a) No Manager shall be liable or accountable in damages to the Company or any of the Members for any act or omission in furtherance of the rights and responsibilities of a Manager under the terms of this Agreement unless such act or omission constitutes gross negligence, fraud, reckless or willful misconduct, or a material breach of this Agreement.

(b) To the fullest extent permitted by law, the Company shall indemnify, save harmless, and pay all judgments and claims against any Manager (“Indemnified Party”) or damages incurred by an Indemnified Party by reason of any act performed or omitted to be performed by such Indemnified Party in furtherance of the rights or responsibilities of the Manager under the terms of this Agreement, including reasonable attorneys’ fees incurred by such Indemnified Party in connection with the defense of any action based on any such act or omission, which attorneys’ fees shall be paid as incurred, including all such liabilities under federal and state securities laws, including the Securities Act of 1933, the Securities Act of 1934, and the Minnesota Securities Act, and any securities law of any other state, all as amended, unless such liability, loss or damage was caused by the gross negligence, fraud, or reckless or willful misconduct of the Indemnified Party or a material breach of this Agreement on the part of the Indemnified Party.

4.15 Salary and Expenses. The Manager may receive reasonable compensation for services rendered in his capacity as Manager as determined by the consent of all of the Members. The Manager and Members shall be entitled to have the Company pay, or be reimbursed by the Company for, reasonable and necessary out-of-pocket expenses incurred on behalf of the Company and approved by the Manager(s).

ARTICLE V

RIGHTS AND OBLIGATIONS OF MEMBERS

5.1 Distributions of Net Cash Flow. Distributions of Net Cash flow, if any, after the establishment of reasonable reserves by the Manager(s), shall be made to the Members at such time as the Manager(s) prescribe but no less frequently than quarterly.

5.2 Distributions in Liquidation. Following the dissolution of the Company and the commencement of winding up and the liquidation of its assets, distributions to the Members shall be governed by Section 12.3.

5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member for all purposes of this Agreement.

5.4 State Law Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Manager(s) shall not make a distribution to any Member on account of his or her interest in the Company if such distribution would violate the Act or other applicable law.

5.5 Meeting of the Members.

(a) Special Meetings. Special meetings of the Members, for any purpose or purposes unless otherwise prescribed by statute, may be called by any Manager or by any Member.

(b) Place of Meetings. The Members may designate any place, either within or outside the State of Minnesota, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be held at the Company’s registered office as specified in Section 2.4. Any Member may participate in any meeting of Members by means of a conference telephone or similar communication equipment.

(c) Notice of Meetings. Except as provided in Section 5.5(k), written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered no fewer than three (3) nor more than fifty (50) days before the date of the meeting. An e-mail shall be deemed written notice of such meeting provided that there is evidence that such email has been read.

(d) Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside the State of Minnesota, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting, lawful action may be taken.

(e) Voting Rights. The Members shall have voting rights with respect to all matters relating to the Company’s business, including, without limitation, constituting a quorum and determining acts of the Members. Each Member shall have one vote.

(f) Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members of any adjournment thereof, Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

(g) Quorum. All Members must be present in person or by proxy, to constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at a meeting.

(i) Manner of Acting. If a quorum is present, the affirmative vote of all of the Members is required, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by this Agreement.

(j) Proxies. At all meetings of the Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

(k) Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of the Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 5.5(k) is effective when all of the necessary Members have signed the consent unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

(1) Waiver by Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VI

ALLOCATION OF PROFITS AND LOSSES

6.1 Allocation of Profits and Losses. After making any special allocations required under Appendix 1, the Profits and Losses of the Company (and each item of income, gain, loss, and deduction entering into the computation thereof) for each year, shall be allocated among the Members pro rata in proportion to their Percentage Interest.

6.2 Tax Allocations.

(a) All items of income, gain, loss, deduction and credit of the Company for any tax period shall be allocated among the Members in accordance with the allocations of Profits and Losses prescribed in this Article VI and Appendix 1.

(b) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the Gross Asset Value of such property as of the date hereof. In the event the Gross Asset Value of any Company asset is adjusted following the date hereof pursuant to subsection (b) of the definition of “Gross Asset Value” in Section A.1 of Appendix 1, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any person’s Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement.

(c) The Members are aware of the income tax consequences of the allocations made by this Article VI and Appendix 1 to this Agreement and hereby agree to be bound by the provisions of this Article VI and Appendix 1 to this Agreement in reporting their distributive shares of the Company’s taxable income and loss for income tax purposes.

6.3 Allocation in Respect to Transferred Interest. If a Member’s Interest is conveyed in a Permitted Transfer during any year, allocations of Profits and Losses and items of income, gain, loss, and deduction with respect to such Interest shall be allocated between the transferor and the transferee by taking into account their varying interests in such Interest during the year as though the Company’s books were closed on the date of the Permitted Transfer.

6.4 Inclusion of an Assignee. For purposes of this Article VI, the term “Member” shall include an Assignee.

ARTICLE VII

LIABILITIES, RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member’s liability for the debts and obligations of the Company shall be limited as set forth in the Act and other applicable law. The provisions of this Section 7.1 shall not be deemed to limit in any way the liabilities of any Member to the Company and to the other Members arising from a breach of this Agreement, including any breach of the representations set forth in Section 13.11.

7.2 Access to Company Records. Upon the written request of any Member, the Manager(s) shall permit such Member, at a reasonable time to both the Manager(s) and the Member, to inspect and copy, at the Member’s expense, the Company records required to be maintained pursuant to Section 9.1.

7.3 Priority And Return of Capital. No Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses, or distributions; provided, however, that this Section 7.3 shall not apply to repayment of any loans (as distinguished from Capital Contributions) that a Member may make to the Company, if applicable.

7.4 Authority to Bind the Company, Management Authority. Unless authorized to do so by this Agreement or by the Manager(s), no Member shall have any power or authority to bind the Company in any way, to pledge the Company’s credit, to render the Company liable for any purpose, or to otherwise engage in the management of the Company. It is expressly provided herein that for the purposes of this Section 7.4 and any other provision of this Agreement, unless the context indicates to the contrary, the term “Member” includes any individual Member or group of Members.

7.5 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to property of the Company.

7.6 Cooperation With Tax Matters Partner. Each Member agrees to cooperate with the TMP and to do or refrain from doing any or all things reasonably required by the TMP in connection with the conduct of any proceedings involving the TMP.

7.7 Voting Rights. The Members shall have the right to vote on the matters specifically reserved for their approval or consent set forth in this Agreement.

ARTICLE VIII

LIABILITY, EXCULPATION AND INDEMNIFICATION

8.1 Liability. Except as otherwise provided by the Act or pursuant to any agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

8.2 Exculpation. No Covered Person shall be liable to the Company or any Member for any act or omission taken or suffered by such Covered Person in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement; provided, however, that such act or omission is not in violation of this Agreement and does not constitute Disabling Conduct by the Covered Person.

8.3 Indemnification.

(a) The Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Claims”), that may accrue to or be incurred by any Covered Person.

(b) Members shall not be required directly to indemnify any Covered Person.

ARTICLE IX

BOOKS AND RECORDS, REPORTS, TAX ACCOUNTING, BANKING

9.1 Books and Records. The Manager(s), at the expense of the Company, shall keep or cause to be kept adequate books and records for the Company which contain an accurate account of all business transactions arising out of and in connection with the conduct of the Company required by the Act. Additionally, at the expense of the Company, the Manager(s) shall maintain or cause to be maintained the following records at the Company’s registered office:

(a) A list of the full name and last known business, residence, or mailing address of each Member, both past and present;

(b) A copy of the Articles of Organization for the Company, and all amendments thereto;

(c) Copies of the Company’s currently effective Agreement and all amendments thereto, copies of any prior Agreements no longer in effect, and copies of any writings permitted or required with respect to a Member’s obligation to contribute cash, property, or services;

(d) Copies of the Company’s federal, state, and local income tax returns and reports for the six (6) most recent years;

(e) Copies of financial statements of the Company, if any, for the six (6) most recent years;

(f) Copies of production records of the Company for the three (3) most recent years;

(g) Minutes and written consents of every meeting of the Manager(s); and

(h) Minutes and written consents of every meeting of the Members.

Any Member or its designated representative shall have the right, at any reasonable time, to have access to and may inspect and copy the contents of such books or records.

9.2 Tax Matters.

(a) The Members intend that the Company shall be operated in a manner consistent with its treatment as a partnership for federal and state income tax purposes. The Members agree not to take any action inconsistent with this expressed intent. Specifically, it is expressly provided that the TMP shall take no action to cause the Company to elect to be taxed as a corporation pursuant to Regulations Section 301.7701-3(a) or any counterpart under state law. It is further expressly provided that each Member agrees not to make any election for the Company to be excluded from the application of the provisions of Subchapter K of the Code.

(b) The Manager(s) shall cause the accountants for the Company to prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. The Manager(s) shall instruct the Company’s accountants to prepare and deliver all necessary tax returns and information to each Member within a reasonable period following the end of each year.

(c) The Manager(s) may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined, or aggregate tax return reflecting the income of the Company, and pay the tax, interest, and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest, and penalties so paid.

(d) MVP Realty Advisors, LLC is hereby designated as the tax matters partner as defined in Section 6231 of the Code (the “TMP”) of the Company and shall be authorized and required to represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the TMP and to do or refrain from doing any or all things reasonably required by the TMP to conduct such proceedings. MVP Realty Advisors, LLC shall serve as TMP of the Company until he dies or resigns as TMP. Any successor TMP shall be selected by the unanimous vote of all of the Members.

9.3 Bank Accounts. All funds of the Company shall be deposited in the name of the Company in an account or accounts maintained with such bank or banks selected by the Manager. The funds of the Company shall not be commingled with the funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized Persons on behalf of the Company.

ARTICLE X

ADMISSION OF MEMBERS

10.1 Admission of Member. No additional Persons shall be admitted as a Member of the Company as a result of the issuance of additional Interests after the date of formation of the Company without the consent of the Manager(s) and all of the Members.

ARTICLE XI

RESTRICTIONS ON TRANSFERABILITY

11.1 General. Except as otherwise provided for in this Agreement, no Member shall be authorized to transfer all or a portion of their Interest unless the Transfer constitutes a Permitted Transfer.

11.2 Permitted Transfers. Subject to the conditions and restrictions set forth in Section 11.3, a Transfer of a Member’s Interest shall constitute a Permitted Transfer provided that the Manager(s) and the other Members consent to the transfer, which consent may be given or withheld for any reason or for no reason.

11.3 Conditions To Permitted Transfer. A Transfer shall not be treated as a Permitted Transfer unless the following conditions are satisfied:

(a) The transferor and the transferee reimburse the Company for all costs that the Company incurs in connection with such Transfer; and

(b) The transferor and the transferee agree to execute such documents and instruments necessary or appropriate in the discretion of the Manager(s) to confirm such Transfer and agree to be bound by the Operating Agreement.

It is expressly provided herein that the transferee of an Interest in a Permitted Transfer under Sections 11.2(a) and (b) shall automatically become a Substitute Member unless the transferor determines to the contrary. If the transferee of an Interest in a Permitted Transfer shall not become a Substitute Member, the transferee shall have only the rights set forth in Section 11.6 hereof.

11.4 Tax Opinion. The transferor of any Interest may be required to provide an opinion of counsel, satisfactory to the Manager(s), that the proposed assignment, transfer or sale would not cause the termination of the Company’s treatment for federal income tax purposes.

11.5 Admission of Substitute Member.

(a) Except as otherwise provided in paragraph (b) of this Section 11.6, a transferee of an Interest who is not a Member shall be admitted to the Company as a Substitute Member only upon satisfaction of the following conditions:

(i) The Interest with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

(ii) The transferee becomes a party to this Agreement and executes such documents and instruments as the Members determine are necessary or appropriate to confirm such transferee as a Member and such transferee’s agreement to be bound by the terms of this Agreement;

(iii) The transferee provides the Company with evidence satisfactory to counsel for the Company that such transferee has made each of the representations and covenants set forth in Section 13.11 hereof; and

(iv) The Manager(s) and the other Members (defined for this purpose by excluding the transferor Member) consent to the admission of the transferee as a Substitute Member, which consent may be given or withheld for any reason or for no reason.

(b) A transferee of an Interest in a Permitted Transfer under Sections 11.2 shall automatically become a Substitute Member unless the transferor directs in writing to the contrary.

11.6 Terminating Events. In addition to the events set forth in Section 10.3 of this Agreement, the redemption provision set forth in Section 11.8 below shall be triggered by any one (1) of the following events (a “Terminating Event”):

(a) Death of a Member (or if a legal entity, the dissolution of such legal entity).

(b) A Member files for bankruptcy.

11.7 Rights of Assignee. A Person who acquires an Interest in the Company (other than a Person who was a Member before such acquisition) but who is not admitted to the Company as a Substitute Member, shall have only the right to receive the distributions and allocations of taxable income or loss to which the Member would have been entitled under this Agreement with respect to the transferred Interest and shall not have or enjoy any right to participate in the management of the Company, or to exercise any voting rights hereunder or to receive any financial information or reports relating to the Company or any other rights of a Member under the Act or this Agreement, unless and until the purchaser or transferee is admitted as a Member pursuant to Section 10.1 hereof.

11.8 Prohibited Transfers. Any purported Transfer of Interests that is not a Permitted Transfer shall be null and void and of no force and effect whatsoever. In the case of an attempted Transfer that is not a Permitted Transfer, the parties engaging in or attempting to engage in such Transfer shall be liable to and shall indemnify and hold harmless the Company from all loss, cost, liability and damages that the Company or any Member shall incur as a result of such attempted Transfer.

11.9 Investment Representations and Agreements. Each Member hereby represents and warrants to the Manager(s) and to the Company that its acquisition of an Interest in the Company is made for his, her, or its own account for investment purposes only and not with a view to the resale or distribution of such interest, except insofar as the Securities Act of 1933, as amended, and any applicable securities law of any state or other jurisdiction permit such acquisition to be made for the account of others or with a view to the resale or distribution of such interest without requiring that such interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933, as amended, or any applicable securities law of the United States or any state or other jurisdiction. Each Member agrees that he, she or it will not sell, assign or otherwise transfer his, her or its Interest in the Company or any portion thereof, to any Person who does not represent and warrant as set forth in this Section 11.9 and agree to be bound by the transfer restrictions set forth in this Article XI.

ARTICLE XII

DISSOLUTION AND TERMINATION

12.1 Dissolution. The Company shall be dissolved upon the first to occur of any of the following events:

(a) The written agreement of the Manager(s) and all of the Members;

(b) The entry of a judicial dissolution decree; or,

(c) The sale, exchange, or other disposition of all or substantially all the assets of the Company.

It is expressly provided herein that the Company shall not be dissolved upon the occurrence of a Withdrawal Event with respect to any Manager(s) or Member unless there are no Members.

12.2 Liquidation, Winding Up and Distribution of Assets. The Manager(s), shall, upon dissolution of the Company, proceed to liquidate the Company’s assets and properties, discharge the Company’s obligations, and wind up the Company’s business and affairs as promptly as is consistent with obtaining the fair value thereof. The proceeds of liquidation of the Company’s assets, to the extent sufficient therefor, shall be applied and distributed as follows:

(a) First, to the payment and discharge of all of the Company’s debts and liabilities except those owing to Members or to the establishment of any reasonable reserves for contingent or unliquidated debts and liabilities;

(b) Second, to the payment of any accrued interest owing on any debts and liabilities owing to Members in proportion to the amount due and owing to each Member;

(c) Third, to the payment of outstanding principal amounts owing on any debts and liabilities owing to Members in proportion to the amount due and owing to each Member; and

(d) Fourth, the remaining amount to the Members in accordance with the positive balance of each Member’s Capital Account as determined after taking into account all Capital Account adjustments for the Company’s taxable year during which the liquidation occurs, including any Capital Account Adjustments associated with the allocation of Profits and Losses with respect to any Liquidating Transaction. Any such distributions to the Members in respect of their Capital Accounts shall be made within the time requirements of Section 1.704-l(b)(3)(ii)(b)(2) of the Regulations. If for any reason the amount distributable pursuant to this Section 12.3(d) shall be more than or less than the sum of all the positive balances of the Members’ Capital Accounts, the proceeds distributable pursuant to this Section 12.3(d) shall be distributed among the Members in accordance with the ratio by which the positive Capital Account balance of each Member bears to the sum of all positive Capital Account balances. Distributions required by this Section 12.3(d) may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Manager arising out of or in connection with the Company. In such case, the assets of such trust shall be distributed to the Members from time to time, in the discretion of the Manager, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

12.3 Deficit Capital Accounts. No Member shall have any obligation to contribute or advance any funds or other property to the Company by reason of any negative or deficit balance in such Member’s Capital Account during or upon completion of winding up or at any other time.

12.4 Articles of Dissolution. When all the remaining property and assets have been applied and distributed in accordance with Section 12.2 hereof, the Manager(s) (or such other Person designated by the Members) shall cause “Articles of Dissolution” to be executed and filed with the Minnesota Secretary of State in accordance with the Act.

12.5 Return of Contribution Non-Recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member’s Capital Contributions. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against the Manager or any other Member.

12.6 In Kind Distributions. A Member shall have no right to demand and receive any distribution from the Company in any form other than cash. However, a Member may be compelled to accept a distribution of an asset in kind if the Company is unable to dispose of all of its assets for cash.

12.7 Inclusion of Assignee. For purposes of this Article XII, the term “Member” shall include an Assignee.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Notices. Except as otherwise provided herein, any notice, demand, or communication required or permitted to be given to a Member by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the Member or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s address which is set forth in Exhibit “A”. Except as otherwise provided herein, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

13.2 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Minnesota.

13.3 Amendments. This Agreement may not be amended except by a written agreement of the Manager(s) and all of the Members. Notwithstanding the foregoing, the Manager(s) shall be authorized to make any amendments to this Agreement which, in the opinion of counsel to the Company, are necessary to maintain the status of the Company as a partnership for federal and state income tax purposes.

13.4 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

13.5 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

13.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

13.7 Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement and by applicable law, their respective heirs, legal representatives, successors, and assigns.

13.8 Creditors and Other Third Parties. None of the provisions of this Agreement shall be for the benefit of, or enforceable, by any creditors of the Company or any other third parties.

13.9 Section, Other References. Except to the extent provided, references to the terms “Section,” “Schedule,” “Exhibit”, or “Appendix” means to the corresponding Sections, Schedules, Exhibits, or Appendices of this Agreement.

13.10 Authority to Adopt Agreement. By execution hereof, each Member represents and covenants as follows:

(a) The Member has full legal right, power, and authority to deliver this Agreement and to perform the Member’s obligations hereunder;

(b) This Agreement constitutes the legal, valid, and binding obligation of the Member enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors’ rights or general principles of equity; and

(c) This Agreement does not violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under any other agreement of which the Member is a party.

13.11 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions that the Manager(s) may take and all determinations that the Manager(s) may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Manager(s).

13.12 Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

13.13 Regulatory Compliance. The parties intend for this Agreement to comply in all respects with all applicable federal, state and local laws, regulations, rules and interpretive case decisions, and have structured their relationship with that specific intent. However, the parties understand that such laws, regulations and case decisions are complicated and subject to change. If any provision of this Agreement is rendered invalid or unenforceable by a court of competent jurisdiction, or the applicable laws and regulations are altered by any legislative or regulatory body, or either party notifies the other party in writing of its reasonable belief that this Agreement or any of its provisions may be declared null, void, unenforceable, or in violation of applicable laws or regulations, any remaining provisions of this Agreement will nevertheless continue in full force and effect.

By execution below, each of the undersigned agrees to the terms and provisions of the Operating Agreement.

MEMBERS:

MVP Real Estate Holdings, LLC, a
Nevada limited liability company
By: MVP Realty Advisors, LLC, a Nevada
limited liability company

Michael Shustek, Manager

MVP REIT II, Inc., a Maryland corporation
By: MVP Realty Advisors, LLC, a Nevada
limited liability company

Michael Shustek, Manager

EXHIBIT A

SCHEDULE OF MEMBERS

Members	Address	Contribution	Units	Percentage

MVP REAL ESTATE HOLDINGS, LLC	8880 W Sunset Road, Suite 200 Las Vegas, Nevada 89148	$13,495,000	870.9	87.09%

MVP REIT II, INC	8880 W Sunset Road, Suite 200 Las Vegas, Nevada 89148	$2,000,000	129.1	12.91%

APPENDIX 1

SPECIAL TAX AND ACCOUNTING PROVISIONS

A.1 Accounting Definitions. The following terms, which are used predominantly in this Appendix 1, shall have the meanings set forth below for all purposes under this Agreement.

“Adjusted Capital Account Balance” means, with respect to any Member, the balance of such Member’s Capital Account as of the end of the relevant year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to this Agreement or as determined pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in clauses (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations.

The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Capital Account” means, with respect to any Member or other owner of Interests in the Company, the Capital Account maintained for such Person in accordance with the following provisions:

(a) To each such Person’s Capital Account, there shall be credited the amount of money and the initial Gross Asset Value of the such Person’s Capital Contributions as determined by the Manager, such Person’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Sections A.2 and A.3 hereof, and the amount of any Company liabilities assumed by such Person;

(b) To each such Person’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Person pursuant to any provision of this Agreement as determined by the Manager, such Person’s distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Sections A.2 and A.3 hereof, and the amount of any liabilities of such Person assumed by the Company;

(c) In the event any Interest or portion thereof (or other equity interest in the Company) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest;

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(d) Section 752(c) of the Code shall be applied in determining the amount of any liabilities taken into account for purposes of this definition of “Capital Account”; and

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. The Manager may modify the manner of computing the Capital Accounts or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any Member) in order to comply with such Regulations, provided that any such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 12.3 upon the dissolution of the Company. Without limiting the generality of the preceding sentence, the Manager shall make any adjustments that are necessary or appropriate to maintain equality between the aggregate sum of the Capital Accounts and the amount of capital reflected on the balance sheet of the Company, as determined for book purposes in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations. The Manager shall also make any appropriate modifications if unanticipated events (for example, the availability of investment tax credits) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” under Regulations Section 1.704-2(d) of the Regulations.

“Depreciation” means, for each year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if such depreciation, amortization or other cost recovery deductions with respect to any such asset for federal income tax purposes is zero for any year, Depreciation shall be determined with reference to the asset’s Gross Asset Value at the beginning of such year using any reasonable method selected by the Manager.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value for any asset (other than money) contributed by a Member to the Company shall be as determined by the Manager and the contributing Member;

(b) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager as of the following times: (i) the acquisition of additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the

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Company to a Member of more than a de minimis amount of cash or property as consideration for Interest in the Company, if (in any such event) such adjustment is necessary or appropriate, in the reasonable judgment of the Manager, to reflect the relative economic interests of the Members in the Company; or (iii) the liquidation of the Company for federal income tax purposes pursuant to Regulations Section 1.704-1(b)(2)(ii)(g);

(c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal its gross fair market value on the date of distribution;

(d) The Gross Asset Value of the Company’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section A.2(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account from time to time with respect to such asset for purposes of computing Profits and Losses.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” under Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Debt Minimum Gain” has the same meaning as the term “partner nonrecourse debt minimum gain” under Section 1.704-2(i)(2) of the Regulations and shall be determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” under Regulations Section 1.704-2(i)(l). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for each Fiscal Year of the Company equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Year over the aggregate amount of any distributions during such Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent that such distributions are from the proceeds of such Member Nonrecourse Debt which are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(2) of the Regulations.

“Nonrecourse Debt” or “Nonrecourse Liability” has the same meaning as the term “nonrecourse liability” under Section 1.704-2(b)(3) of the Regulations.

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(l) of the Regulations. The amount of Nonrecourse Deductions for a Company Fiscal Year equals the excess (if any) of the net increase (if any) in the amount of Company Minimum

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Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Debt that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations.

“Profits” or “Losses” means, for each Fiscal Year or other period, the taxable income or taxable loss of the Company as determined under Code Section 703(a) (including in such taxable income or taxable loss all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:

(a) All items of gain or loss resulting from any disposition of the Company’s property shall be determined upon the basis of the Gross Asset Value of such property rather than the adjusted tax basis thereof;

(b) Any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

(c) Any expenditures of the Company that are described in Code Section 705(a)(2)(B), or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and that are not otherwise taken into account in the computation of taxable income or loss of the Company, shall be deducted in the determination of Profits or Losses;

(d) If the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of “Gross Asset Value” set forth in this Appendix 1, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses unless such gain or loss is specially allocated pursuant to Section A.2 hereof;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in determining such taxable income or loss, there shall be deducted Depreciation, computed in accordance with the definition of such term in this Appendix 1; and

(f) Notwithstanding any of the foregoing provisions, any items that are specially allocated pursuant to Section A.2 or A.3 hereof shall not be taken into account in computing Profits or Losses.

A.2 Special Allocations. The allocation of Profits and Losses for each Fiscal Year shall be subject to the following special allocations in the order set forth below:

(a) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for any Fiscal Year, each Member shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year, determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made among the Members in proportion to the respective amounts required to be allocated to each of them pursuant to such Regulation. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). Any special

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allocation of items of Company income and gain pursuant to this Section A.2(a) shall be made before any other allocation of items under this Appendix 1. This Section A.2(a) is intended to comply with the “minimum gain chargeback” requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease during a Fiscal Year in the Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt, then each Member with a share of the Member Nonrecourse Debt Minimum Gain attributable to such debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) an amount equal to such Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the preceding sentence shall be made among the Members in proportion to the respective amounts to be allocated to each of them pursuant to such Regulation. Any special allocation of items of income and gain pursuant to this Section A.2(b) for a Fiscal Year shall be made before any other allocation of Company items under this Appendix 1, except only for special allocations required under Section A.2(a) hereof. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section A.2(b) is intended to comply with the provisions of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If any Member receives any adjustments, allocations, or distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate as quickly as possible, to the extent required by such Regulation, any deficit in such Member’s Adjusted Capital Account Balance, such balance to be determined after all other allocations provided for under this Appendix 1 have been tentatively made as if this Section A.2(c) were not in this Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount (if any) such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(l) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section A.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Appendix 1 have been made as if Section A.2(c) hereof and this Section A.2(d) were not in the Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members in accordance with their Percentage Interests.

(f) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated, in accordance with Regulations Section 1.704-2(i)(1), to the Member or Members who bear the economic risk of loss for the Member Nonrecourse Debt to which such deductions are attributable.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

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A.3 Curative Allocations. The allocations set forth in subsections (a) through (g) of Section A.2 hereof (“Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Appendix 1 (other than the Regulatory Allocations and the next two (2) following sentences), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the preceding sentence, Regulatory Allocations of Nonrecourse Deductions and Member Nonrecourse Deductions shall be offset by subsequent allocations of items of income and gain pursuant to this Section A.3 only if (and to the extent) that: (a) the Manager reasonably determines that such Regulatory Allocations are not likely to be offset by subsequent allocations under Section A.2(a) or Section A.2(b) hereof, and (b) there has been a net decrease in Company Minimum Gain (in the case of allocations to offset prior Nonrecourse Deductions) or a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt (in the case of allocations to offset prior Member Nonrecourse Deductions). The Manager shall apply the provisions of this Section A.3, and shall divide the allocations hereunder among the Members, in such manner as will minimize the economic distortions upon the distributions to the Members that might otherwise result from the Regulatory Allocations.

A.4 General Allocation Rules.

(a) In the event Members are admitted to the Company on different dates during any year, the Profits (or Losses) allocated to the Members for each such year shall be allocated among the Members in proportion to the Interests that each Member holds from time to time during such year in accordance with Code Section 706, using any convention permitted by law and selected by the Manager.

(b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any method permissible under Code Section 706 and the Regulations thereunder.

(c) For purposes of determining the Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), their respective interests in Member profits shall be in the same proportions as their Percentage Interests.

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